Exhibit 99.1

FOR IMMEDIATE RELEASE


              ULTICOM ANNOUNCES FOURTH QUARTER FISCAL 2003 RESULTS:
                  SALES OF $10,124,000, UP 22% YEAR-OVER-YEAR;
                       EARNINGS PER DILUTED SHARE OF $0.03



MOUNT LAUREL, NEW JERSEY, MARCH 10, 2004 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireless, wireline, and Internet communications, today announced financial results for the fourth quarter of fiscal year 2003, ended January 31, 2004.

For the quarter, Ulticom had sales of $10,124,000, an increase of 22% over sales of $8,267,000 in the fourth quarter of fiscal year 2002. Sales increased approximately 4% sequentially, compared with $9,691,000 for the third quarter of fiscal year 2003. The Company posted net income of $1,222,000 ($0.03 per diluted share) compared with net income of $859,000 ($0.02 per diluted share) for the fourth quarter of fiscal year 2002 and compared with net income of $1,104,000 ($0.03 per diluted share) for the third quarter of fiscal year 2003.

"In the fourth quarter, Ulticom benefited from the ongoing rollout of next-generation mobile service platforms, which our customers are using to build and deliver the latest in wireless voice and data applications for both CDMA and GSM networks," said Shawn Osborne, President and CEO of Ulticom. "For the full year 2003, we grew revenue by 31% and returned to operating profitability. Moving forward, we believe Ulticom's key market position, high-value customer base, essential products and financial strength will allow us to expand our role as a leading provider of advanced telecommunications software and services."

 The Company ended the quarter with cash, cash equivalents, and short-term investments of $224,530,000, working capital of $225,388,000, total assets of $242,817,000, and shareholders' equity of $231,847,000.


                                     -more-

Financial highlights at and for the twelve-month and three-month periods ended January 31, 2004 and prior year comparisons are as follows:


                              FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

Operations Data:                                                  TWELVE MONTHS ENDED                  THREE MONTHS ENDED
                                                                                                           (UNAUDITED)
                                                             JANUARY 31,        JANUARY 31,        JANUARY 31,      JANUARY 31,
                                                                2003               2004              2003              2004
Sales                                                          $ 29,231           $ 38,378          $  8,267            $ 10,124
Cost of sales                                                    11,233             11,158             2,650               2,855
                                                            -----------        -----------       -----------         -----------
Gross profit                                                     17,998             27,220             5,617               7,269

Operating expenses:
Research and development                                         10,098              9,461             2,043               2,384
Selling, general and administrative                              13,972             15,168             3,772               3,954
Workforce reduction and restructuring charges (credits)           2,290               (233)                -                   -
                                                            -----------        -----------       -----------         -----------
Income (loss) from operations                                    (8,362)             2,824              (198)                931
Interest and other income, net                                    5,536              3,493             1,518                 754
                                                            -----------        -----------       -----------         -----------
Income (loss) before income tax provision (benefit)              (2,826)             6,317             1,320               1,685
Income tax provision (benefit)                                   (1,091)             1,737               461                 463
                                                            -----------        -----------       -----------         -----------
Net income (loss)                                              $ (1,735)          $  4,580           $   859            $  1,222
                                                            ===========        ===========       ===========         ===========

Earnings (loss) per share:
Basic                                                          $  (0.04)           $  0.11           $  0.02             $  0.03
                                                            ===========        ===========       ===========         ===========
Diluted                                                        $  (0.04)           $  0.11           $  0.02             $  0.03
                                                            ===========        ===========       ===========         ===========

Weighted average shares:
Basic                                                            41,399             41,860            41,524              42,090
                                                            ===========        ===========       ===========         ===========
Diluted                                                          41,399             43,261            42,708              43,503
                                                            ===========        ===========       ===========         ===========

                                     -more-

                              FINANCIAL HIGHLIGHTS
                                 (In thousands)

Balance Sheet Data:                                             JANUARY 31,           JANUARY 31,
                                                                    2003                 2004
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                     $ 102,672            $ 128,713
     Short-term investments                                          116,074               95,817
     Accounts receivable, net                                          4,212                6,417
     Inventories                                                         695                  762
     Prepaid expenses and other current assets                         4,395                3,300
                                                                 -----------          -----------
TOTAL CURRENT ASSETS                                                 228,048              235,009

PROPERTY AND EQUIPMENT, net                                            3,333                2,182
INVESTMENTS                                                            5,550                5,463
OTHER ASSETS                                                             171                  163
                                                                 -----------          -----------
TOTAL ASSETS                                                       $ 237,102             $242,817
                                                                 ===========          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                           $ 8,510             $  5,914
     Deferred revenue                                                  3,593                3,707
                                                                 -----------          -----------
TOTAL CURRENT LIABILITIES                                             12,103                9,621

LONG-TERM LIABILITIES                                                  1,847                1,349
                                                                 -----------          -----------
TOTAL LIABILITIES                                                     13,950               10,970
                                                                 -----------          -----------

SHAREHOLDERS' EQUITY                                                 223,152              231,847
                                                                 -----------          -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 237,102             $242,817
                                                                 ===========          ===========


ABOUT ULTICOM:

Ulticom provides service-enabling signaling software for wireless, wireline and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe and Asia. For more information visit, http://www.ulticom.com.


                                     -more-

Conference Call Information:

The Company will host a conference call to discuss these results following this release on Wednesday, March 10, 2004 at 4:30 p.m. EST. The dial-in number is 973-582-2732. A web cast of the call, both live and archived, will be available through the Ulticom website at www.ulticom.com. A digital replay of the call will be available for 48 hours, by dialing 877-519-4471, and providing the digital PIN number 4561068.

Note: Certain statements concerning Ulticom's future results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results or prospects will be achieved, and actual results could differ materially from forecasts and estimates. Important among the factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with the current weakness in the world economy generally, and in the telecommunications industry in particular; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of our business and with increased expenditures; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights of others; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the recent decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.


Contact:   Chris Tunnard
           Ulticom, Inc.
           856 787 2972

                                       ###